Exhibit 10.23
STATE OF TEXAS
ADDENDUM TO OPTION AGREEMENT
COUNTY OF GREGG
THIS AGREEMENT is and shall be an Addendum to that certain Option Agreement executed of even date herewith, to which this Addendum is attached, by and among THE NORTH AMERICAN COAL CORPORATION, an Ohio corporation with its principal office at Cleveland, Ohio, hereinafter referred to as "NACCO"; and SOUTHWESTERN ELECTRIC POWER COMPANY, a Delaware corporation with its principal office at Shreveport, Louisiana, hereinafter referred to as "SWEPCO"; and Longview National Bank, a national banking association with its principal office at Longview, Texas, hereinafter referred to as "Escrow Agent", and is intended and shall be an addendum and modification to certain of the terms and provisions of the referenced Option Agreement, and to the extent any term or provision hereof conflicts with a term or provision of said Option Agreement, the terms and provisions hereof shall be superior in all such respects, and is as follows:
1.
It is understood and agreed that the escrowed stock to be delivered to SWEPCO by Escrow Agent as provided in Section 4 of the Option Agreement shall be in the form as such stock and stock power is in as of date of execution hereof and delivery of such stock, with the Escrow Agent making no representation and assuming no liability for the proper or legal form of such stock.
2.
It is understood and agreed that the determination of the price and amount of payment for the escrowed stock as provided in Section 5 of the Option Agreement shall be determined only by SWEPCO and NACCO, with the Escrow Agent having no duty or obligation with regard to such determination, and in no event shall Escrow Agent be required to arbitrate or otherwise exercise any discretionary authority with regard to the amount of such purchase price other than to deliver the escrowed stock to SWEPCO within ten days from the date of receipt by Escrow Agent of the certified check and notices required pursuant to Sections 4 and 6 of the Option Agreement.
3.
It is understood and agreed that the term Escrow Agent as used within the Option Agreement and as specifically used in Section 10 thereof shall also include and refer to any officer, agent or employee of Escrow Agent. In this regard SWEPCO and NACCO shall, and do hereby, agree to indemnify and hold harmless Escrow Agent from any and all loss, claim, demand, cost or other expense including but not limited to attorneys' fees, that may arise out of, or be connected with or related to, the performance by Escrow Agent of its responsibilities as Escrow Agent pursuant to the Option Agreement, save and except only actual gross negligence of Escrow Agent. Further, any notices or other documents including but not limited to any notice required pursuant to Section 4(1)a, b or c may be relied upon by Escrow Agent as true and correct in all respects, with Escrow Agent having no responsibility to ascertain the truth, accuracy or genuineness of the representations made with such notices, and Escrow Agent shall not be required to represent or verify the truth, accuracy or genuineness of such notice from SWEPCO or other entities.
THIS ADDENDUM is made and entered into on this the 15th day of January, 1981 and shall be construed as a part of the Option Agreement and shall be binding upon the parties hereto.

THE NORTH AMERICAN COAL CORPORATION
ATTEST:
/s/ Thomas A. Koza	By:	/s/ Otes Bennett, Jr.
SECRETARY		President

SOUTHWESTERN ELECTRIC POWER COMPANY
ATTEST:
/s/ Signature Illegible	By:	/s/ J. Lamar Stahl
SECRETARY		President

LONGVIEW NATIONAL BANK
ATTEST:
/s/ Signature Illegible	By:	/s/ Signature Illegible
SECRETARY		President